EXHIBIT N

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the inclusion of our report dated January 7, 2005 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Tortoise Energy Infrastructure Corporation filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-122350) and Amendment No. 17 under the Investment Company Act of 1940 (Registration No. 811-21462).


                                                          /s/ Ernst & Young LLP

Kansas City, Missouri
March 30, 2005